Exhibit 99.1

Mountain Crest Acquisition Corp. V Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Reports on Form 10-Q and Makes Progress Towards Regaining Compliance

New York, New York – September 18, 2024 – Mountain Crest Acquisition Corp. V (the “Company”) (NASDAQ: MCAG), today announced that it received an expected deficiency notification letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on September 13, 2024 (the "Notice"). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file (i) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 10-Q”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2024 and (ii) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 10-Q”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing filed with the SEC on August 14, 2024. The Staff also noted that the Company did not timely file its Form 10-K for the period ended December 31, 2023 (the “Form 10-K”). While the Company has since filed the Form 10-K on August 26, 2024, the maximum extension which Staff may grant for filing the Q1 10-Q and Q2 10-Q will still be based upon the filing deadline for the Form 10-K as per the procedure set forth by Listing Rule 5810(F). As such, the Company has until September 16, 2024 to submit a plan to regain compliance with the Listing Rule with respect to the delayed Q1 10-Q and Q2 10-Q and the Staff’s exception to allow the Company to regain compliance, if granted, will be limited to a maximum of 180 calendar days from the due date of the Form 10-K, or October 14, 2024.

The Company has made progress towards regaining compliance. In particular, on September 13, 2024, the Company filed the Q1 10-Q with the SEC. Then on September 16, 2024, the Company submitted a letter to Nasdaq setting forth the Company’s plan to regain compliance with the Listing Rule. The Company also requested the Staff to provide an exception to allow the Company to regain compliance with the Listing Rule, by filing the Q2 10-Q, to October 14, 2024.

About Mountain Crest Acquisition Corp. V

Mountain Crest Acquisition Corp. V (Nasdaq: MCAG) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of the Form 10-K, the Form 10-Q, its submission of a plan to regain compliance with respect to the Listing Rule, and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the Form 10-K, form 10-Q and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of the Form 10-K. the Form 10-Q and the Company’s other SEC filings; and the other risks and uncertainties described in the Company’s SEC reports. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Dr. Suying Liu

Chairman, CEO and CFO

524 Broadway 11th Floor, New York, NY 10012